Exhibit 99.1

MEDIA CONTACTS:	Pam Joy
(207) 642-7337
pjoy@fairpoint.com

Scott Tranchemontagne
603-540-4380
scott@montagnecommunications.com

FAIRPOINT SETTLES WITH CLEC COALITION;
GROUP SUPPORTS APPROVAL OF FAIRPOINT’S PROPOSED TRANSACTION
RELATING TO VERIZON’S WIRELINE OPERATIONS IN MAINE, NEW HAMPSHIRE
AND VERMONT

CONCORD, NH (October 24, 2007)– FairPoint Communications, Inc. (NYSE: FRP) today announced  that it has entered into a Joint Settlement Stipulation with BayRing Communications, LLC, segTEL, Inc., and Otel Telekom, Inc., three New Hampshire competitive local exchange carriers.

FairPoint and the CLECs filed the Joint Settlement Stipulation with the New Hampshire Public Utilities Commission on October 18, 2007.

FairPoint today also announced that it has reached agreement with Sovernet Communications and segTEL in Vermont.  FairPoint has agreed to provide BayRing, segTEL, Otel, and Sovernet – together, called the CLEC Coalition -- with the same services that they currently receive from Verizon.

Meanwhile, the CLEC Coalition has agreed to support approval of the proposed acquisition by FairPoint of Verizon’s wireline operations, which is taking place in Maine, New Hampshire and Vermont, subject to the terms of the agreement.

Under the terms of the settlement agreements, FairPoint will adopt or assume the inter-carrier agreements each of the carriers in the CLEC Coalition currently has with Verizon; adopt or concur in Verizon access and wholesale tariffs; and assume the same agreements relating to conduit use and utility pole attachments that Verizon currently has with each of the CLEC Coalition carriers. As a result, the CLEC Coalition agreed to support FairPoint’s application to the New Hampshire Public Utilities Commission and the Vermont Public Service Board regarding the proposed transaction.

“The CLEC Coalition is yet another group of companies that have expressed support for the acquisition. We welcome the support and we look forward to a long and successful relationship with them,” said Gene Johnson, chairman and CEO of FairPoint.

In January, FairPoint submitted its applications for approval of the acquisition of Verizon’s wireline operations in Maine, New Hampshire and Vermont. The applications are currently being reviewed by the

Public Utilities Commissions of Maine and New Hampshire, and the Public Service Board of Vermont, as well as by the Federal Communications Commission.

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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